Exhibit 99.1

STRATUS MEDIA GROUP CLOSES $14.1 MILLION FINANCING

FUNDING AND CORPORATE REALIGNMENT WILL FACILITATE NEAR-TERM GROWTH

New York City, NY-- May 26, 2011 -- Stratus Media Group, Inc. (OTCBB:SMDI), a global owner, operator of live entertainment events and owner of the Stratus Rewards Visa White Card, a premium lifestyle membership club, is pleased to announce that it has successfully closed a series of financings with gross proceeds of $14.1 million, in which Maxim Group LLC served as placement agent for $8 million, Fusao Assets S.A. for $3.1 million with the balance of $3 million placed by Stratus.

Paul Feller, President and CEO, said, “Since Stratus was founded, we have made significant progress in building a large portfolio of assets and preparing to monetize those assets into revenues.  This financing will allow us to implement business plans for multiple verticals, produce live entertainment events, and initiate the Stratus Rewards Visa White Card program.”

To facilitate domestic and international strategic growth, Stratus’ properties have been realigned into five vertical divisions: Film, Music, Motorsports, Action Sports, and Stratus Rewards.  This refocus, along with this funding and additions of key personnel, is expected to advance Stratus' business plan to become a leading global provider of live entertainment and lifestyle branding opportunities.

Some of the upcoming Stratus events planned for 2011 include the Mille Miglia North America Tribute, an expansion of the historic and world renowned Italian automotive driving event; the Santa Barbara Concours d’Elegance, which kicks off the National Concours d’Elegance Tour that is scheduled to have 10 stops in 2012; and the Perugia International Film Festival.

“All divisions within Stratus are aligned with a common set of objectives, and this financing will allow our management team to implement the business plan that we believe will provide for growth in global revenues and ‘top of mind’ awareness of the Stratus brands,” stated Paul Feller. “Stratus will continue to deliver premier consumer driven lifestyle events while extending our reach to other emerging global entertainment markets, including digital entertainment and commerce."

It is expected that up to an additional $2 million in gross proceeds will be received through the sale of preferred stock and warrants over the next several months.

Stratus Media Group, Inc.
3 East de la Guerra, Santa Barbara, CA 93101

For more details about the financing, please see the Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

The securities sold were in private placements and were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  This press release will not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

STRATUS MEDIA GROUP, INC.
Headquartered in Santa Barbara, California, with offices in Los Angeles, California; New York City, New York; Geneva, Switzerland; and Perugia, Italy, Stratus Media Group, Inc. (SMDI) is an owner, developer, producer and marketer of live entertainment events. In addition, the company owns Stratus Rewards Visa White Card, an ultra-exclusive consumer rewards marketing and redemption program, providing premium redemption benefits to members in the form of VIP event access, luxury trips, private jet travel, luxury automobiles, high-end merchandise and other rewards.
www.stratusmediagroup.com
www.stratusrewards.com

Forward-Looking Statements

Statements in this press release relating to plans, strategies, projections of results, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Acts of 1933 and 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors. Although the company's management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, performance or achievements. The company has no obligation to update these forward-looking statements.

Contacts:

Jamie Schaible
PR@stratusmediagroup.com
800-594-7734

Stratus Media Group, Inc.
3 East de la Guerra, Santa Barbara, CA 93101